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                                                                   EXHIBIT 10.12


                               PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT, made this 5th day of March, 1996, by and between 5 W Partnership, a Virginia General Partnership, hereinafter known as "5 W" or "Purchaser"; Littlefield Adams Inc., hereinafter known as "Littlefield" or "Seller"; Sawyer Properties, Inc.; Waldvogle Poe & Cronk Real Estate Group, Inc., hereinafter collectively known as "Agent".

                              W I T N E S S E T H

     That for and in consideration of the mutual entry into this Agreement by the Parties hereto and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, Owner agrees to sell and Purchase agrees to buy the following described real estate and all improvements thereon located in the jurisdiction of the City of Roanoke, Virginia, herein called "the property":
     That Office and Warehouse located at 1302 Rockland Avenue, N.W., Roanoke, Virginia containing approximately 32,000 sf and approximately 8 acres and further identified by Roanoke City Tax Map #213-1301.
1. The purchase price of the property is Seven Hundred Thousand and NO/100 Dollars ($700,000.00) and such price shall be paid by cash or certified funds at final closing.
2.   5 W has made a deposit of Five Thousand and NO/100 Dollars





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($5,000.00) with Sawyer Properties, receipt of which is hereby acknowledged, and such deposit shall be held in escrow until the date of final settlement and then applied to the purchase price, or returned to the 5 W if the title to the property is not clear as described in Paragraph #3 of this Agreement or if the transaction does not close because of conditions of sale contained herein are not able to be met through no fault of 5 W.
3. Seller agrees to convey the property to 5 W by General Warranty Deed with the usual covenants of title and free and clear from all encumbrances, tenancies, liens (for taxes or otherwise), except as may be other wise provided above, but subject to applicable restrictive covenants of record. Seller further agrees to deliver possession of the property to 5 W on the date of final settlement and to pay the expense of Preparation Deed of Conveyance, Seller's Tax and Seller's legal fees.
4. Final settlement shall be made at the offices of such closing attorney as designated by 5 W on or about July 1, 1996, or as soon thereafter as title can be examined and necessary documents prepared, with allowance of a reasonable time for Seller to correct any defects identified by such title examination.
5. All taxes, interest or similar escrow deposits, if any, shall be pro rated as of the date of final settlement.
6. All risk of loss or damage to the property by fire, windstorm, casualty, environmental contamination, or other cause is assumed by Seller until date of final settlement. In the event of substantial loss or damage to the property before final settlement, 5 W shall have the option of (a) terminating the Purchase Agreement and recovering the deposit held in escrow, or (b) affirming the Purchase Agreement, in which event Seller shall assign to 5 W all of Seller's rights under any policy or policies


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if insurance applicable to the property.
7. Littlefield agrees that they shall continue to manage and maintain and operate the property in a manner consistent with good management practices until final settlement, making all repairs to the property when required to maintain the property in good condition.
8. AGENT DISCLOSURE: In accordance with the regulations of the State of Virginia Real Estate Board, REALTORS hereby discloses to Owner and Buyer that REALTOR and REALTOR'S salespeople are the Agent of the Owner in connection with marketing the Property under this agreement. As such, REALTOR and its salespeople owe Owner their duties of loyalty and faithfulness. At the same time, brokers and their salespeople are required to treat all parties to a transaction fairly. Without breaching their duties to Owner, REALTOR and its salespeople may provide Purchasers with information about the property and may assist a prospective 5 W in preparing an offer to purchase the Property. REALTOR and its salespeople have a duty to respond accurately to a Purchasers questions, to disclose to a prospective Purchaser material information known to him about the property, and to submit to Owner all offers to purchase the property.
     The parties agree that the Agent was the sole procuring cause of this transaction. Littlefield agrees to pay Agent a fee for services equal to six percent (6%) of the purchase price and hereby authorizes and directs the settlement agent to disburse this fee from Seller's proceeds at final settlement. This fee will be divided equally between Sawyer Properties, Inc. as Selling Agent and Waldvogle Poe & Cronk Real Estate Group as Listing Agent. Except for the Agent herein, the parties hereto agree to indemnify and hold each harmless in all respects as to


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any claim made by any other agent, real estate or otherwise, for a commission with respect to this agreement. The parties further agree, that in the event that either should default under the terms of this agreement the defaulting party shall be liable to the Agent for the above mentioned Agent commission.
9.   PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable as follows:
(A) FIVE THOUSAND DOLLARS ($5,000.00) paid to Sawyer Properties as Escrow Agent, the receipt of which is hereby acknowledged;
     (B) SIX HUNDRED NINETY FIVE THOUSAND ($695,000.00) in cash or certified funds at final settlement.
10. 5 W CONDITIONS OF SALE. The sale and conveyance of the property under this Agreement and 5 W's performance hereof is in addition to other considerations of this Purchase Agreement, are conditioned upon the following:
     (A) 5 W at its sole cost and expense have an inspection made of the property by licensed firms holding out to possess expertise in such matters as to render an opinion on the basic structure of the building, plumbing, heating/air conditioning and electrical systems. If such inspections reveal a defect or defects that would negatively impact the intended use by 5 W, and the repair and/or replacement of such defect or defects and intended renovations by 5 W exceed $100,000.00, then in that event 5 W shall have the option to declare this agreement null and void;
     (B) 5 W being able to obtain financing at current market rates in the amount of $650,000.00 with 5 W providing a maximum cash investment or $150,000.00. 5 W hereby agrees they shall make such loan application within then (10) working days from the date of acceptance of this agreement and in the event approval of said loan is not received in ninety (90) days from the date of this agreement, Littlefield, at it's option, may declare this Purchase Agreement null and void;




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     (C)  Further, 5 W at its expenses shall have the right to have made an environmental inspection of the property. In the event such inspection disclose any present contamination and/or violations of environmental law, remediation of any such contamination and/or violation shall be to the expense of Littlefield, but subject to the prior written approval of Littlefield. In the event Littlefield shall fail to give their prior written approval, then, and in that event, 5 W shall have the option to declare this Purchase Agreement Null and Void.
     5 W at its sole discretion may waive all or any part of the above "conditions of sale". At such time as all contingencies have been satisfied, cleared or waived, Seller shall have the right to give the current month-to-month tenant 60 days notice to vacate the premises.
11. RIGHT TO SURVEY. 5 W may, at any time prior to the Closing, enter upon the property for the purpose of surveying the property.
12. ASSIGNMENT BY BUYER. The deed shall be made to Buyer or any party, parties, firm, or corporation the Buyer may designate.
13. BENEFIT. This Agreement shall inure to the benefit of, and shall bind the heirs, successors and assigns of the respective parties.
14. NOTICES. Any notice or demand under this Agreement shall be by registered mail and sent to 5 W Partnership, 3215 Brandon Avenue S.W., Roanoke, Virginia 24018 and Littlefield Adams, Inc. C/O Waldvogle Poe & Cronk Real Estate Group, 800 Professional Arts Building, 30 W. Franklin Road, S.W., Roanoke, Virginia 24011 and Sawyer Properties, Inc., 3807 Brandon Avenue, S.W., Suite 2490, Roanoke, Virginia 24018 and Waldvogle Poe & Cronk Real Estate Group, 800 Professional Arts Building, 30 W. Franklin Road, S.W., Roanoke, Virginia 24011.
17. CONSTRUCTION. The interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia. The captions and margin notes, if any, are used only as a matter of convenience and are not to be


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considered a part of this Agreement as such.
18. SURVIVAL OF ALL REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing hereunder and the delivery and recordation of the deed pursuant to this Agreement.
19. MECHANIC'S LIEN DISCLOSURE. Virginia law (43-1 et seq.) permits persons who have performed labor or furnished materials for the consideration for the construction, removal, repair or improvement of any building or structure to file a lien against the property. This lien may be filed at any time after the work is commenced or the material is furnished, but not later that the earlier of (i) 90 days from the last day of the month in which the lien or last performed work or furnished materials or (ii) 90 days from the time the construction, removal, repair or improvement is terminated. AN EFFECTIVE LIEN FOR WORK PERFORMED PRIOR TO THE DATE OF SETTLEMENT MAY BE FILED AFTER SETTLEMENT. LEGAL COUNSEL SHOULD BE CONSULTED.
20. ENTIRE AGREEMENT. This Purchase Agreement constitutes the entire agreement between the parties. No representation, warranties, or promises pertaining to this Agreement or any property affected by this agreement have been made by, or shall be binding on, any of the parties, except as expressly stated in this Agreement. This Agreement may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any such change is sought.





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                   Witness the following signatures and seal:


5 W Partnership

/s/Anna Thompson                                  ,  Dated  3-04-96
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/s/Michael Turner                                 ,  Dated  3-04-96
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Littlefield Adams, Inc.

/s/David M. Simmonds                              ,  Dated  3-12-96
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/s/Stanley Halbreich                              ,  Dated  3-12-96
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Sawyer Properties, Inc.

/s/Jack Carter                                    ,  Dated  3-04-96
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Waldvogle Poe & Cronk Real Estate Group, Inc.

/s/William D. Poe                                 ,  Dated  3-12-96
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